Exhibit 31.1

CERTIFICATION

I, Martin Kremenstein, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K/A of PowerShares DB Agriculture Fund, a series of PowerShares DB Multi-Sector Commodity Trust; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: March 29, 2013	/s/ Martin Kremenstein
Martin Kremenstein
Chief Executive Officer